UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            March 14, 2008
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place
Chanhassen, Minnesota		55317

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of 2008 Key Executive Incentive Compensation Plan
Form of 2008 Restricted Stock Agreement
Form of Restricted Stock Unit Agreement

Item 5.02. Compensatory Arrangements of Certain Officers.
2008 Key Executive Incentive Compensation Plan
On March 14, 2008, the Compensation Committee of the Board of Directors of Life Time Fitness, Inc. (the “Company”) approved the 2008 Key Executive Incentive Compensation Plan (the “2008 Incentive Plan”) for each of the Company’s named executive officers who remains an executive officer of the Company. As a component of the 2008 Incentive Plan, the Compensation Committee approved a request by Bahram Akradi, our Chairman and Chief Executive Officer, that he forego his cash compensation for 2008 and instead receive his entire 2008 compensation in the form of restricted stock to show his confidence in the value of the Company. The Committee also approved increased awards of restricted stock, as compared to last year, in lieu of no increase to salary or incentive compensation for our other named executive officers. The restricted stock awards will be issued in accordance with and subject to the performance hurdles and vesting policy set forth in the Company’s 2004 Long-Term Incentive Plan and Restricted Stock Agreement, which are summarized below.
The form of 2008 Incentive Plan award is attached hereto as Exhibit 10.1 and incorporated herein by reference. The 2008 Incentive Plan provides for monthly payouts based on the Company’s earnings before taxes (EBT) for the year-to-date period (YTD) as compared against the Company’s 2008 financial plan. In addition, the 2008 Incentive Plan provides for an additional year-end payment based on the Company’s return on invested capital (ROIC) as compared to the Company’s 2008 financial plan. The payout formulas are described in more detail in the form of 2008 Incentive Plan award filed as an exhibit. The 2008 Incentive Plan award for each named executive officer specifies the Guaranteed Pay (salary) and Target Pay (salary plus incentive amount) for that named executive officer, which are listed below:

Named Executive Officer	Guaranteed Pay	Target Pay
Bahram Akradi Chairman of the Board of Directors and Chief Executive Officer (1)	$0	$0
Michael J. Gerend President and Chief Operating Officer	$335,000	$500,000
Michael R. Robinson Executive Vice President and Chief Financial Officer	$335,000	$500,000
Eric J. Buss Executive Vice President, General Counsel and Secretary	$268,000	$400,000
Mark L. Zaebst Executive Vice President	$268,000	$400,000

(1)	See below regarding information about Mr. Akradi’s 2008 compensation to be issued in the form of restricted stock.
2008 Restricted Stock Grants
On March 14, 2008, the Compensation Committee also approved the issuance of restricted shares to each of the Company’s named executive officers. As a condition to granting the restricted stock to Mr. Akradi, he is required to make a regulatory filing, so the Compensation Committee granted a restricted stock unit to him that will be settled in shares of restricted stock upon completion of the waiting period after making the regulatory filing. The form of 2008 Restricted Stock Agreement (Executive) and the form of Restricted Stock Unit Agreement for Mr. Akradi are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference. The restricted shares vest as to 25% of the total number of shares on March 1 st of each of 2009, 2010, 2011 and 2012, subject to accelerated vesting in certain circumstances. Notwithstanding the foregoing, the number of restricted shares vesting on each regular vesting date will be reduced pursuant to the sliding scale described below in the event that the Company does not achieve budgeted EBT for fiscal 2008. If the EBT hurdle is not achieved: (i) five percent (5%)

of the restricted shares shall be forfeited; and (ii) additional five percent (5%) of the restricted shares shall be forfeited for each range by which the Company’s actual EBT for 2008 is less than 98.5% of the budgeted EBT for 2008, as follows: (i) 97.5% to 98.49%; (ii) 96.5% to 97.49%; (iii) 95.5% to 96.49%; (iv) 94.5% to 95.49%; and (v) so on; however, in no event will the number of forfeited restricted shares exceed 25% of the original number of restricted shares for Mr. Akradi and 50% of the original number of restricted shares for all other named executive officers. The number of restricted shares granted to each named executive officer is: Bahram Akradi — 188,960; Michael J. Gerend — 22,680; Michael R. Robinson — 22,680; Eric J. Buss — 18,140; and Mark L. Zaebst — 18,140.

Item 9.01. Financial Statements and Exhibits.
     The following Exhibits are being filed herewith:
     10.1 Form of 2008 Key Executive Incentive Compensation Plan.
     10.2 Form of 2008 Restricted Stock Agreement (Executive) for 2004 Long-Term Incentive Plan with performance-based vesting component.
     10.3 Form of Restricted Stock Unit Agreement issued to Bahram Akradi.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: March 17, 2008	By /s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
10.1	Form of 2008 Key Executive Incentive Compensation Plan.	Filed Electronically
10.2	Form of 2008 Restricted Stock Agreement (Executive) for 2004 Long-Term Incentive Plan with performance-based vesting component.	Filed Electronically
10.3	Form of Restricted Stock Unit Agreement issued to Bahram Akradi.	Filed Electronically